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FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES                      EXHIBIT 11
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COMPUTATION OF EARNINGS PER SHARE
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
                                                   For Three Months Ended March 31,
In Thousands
                                                       2001             2000
                                                     --------         --------
Net Income                                           $  7,354         $  8,058

Computation of average
  shares outstanding

              Shares outstanding at
              beginning of year                        19,768           19,769

              Shares issued pursuant
              to merger                                   437               --

              Shares redeemed under stock
              repurchase program                          (19)             (32)

              Shares issued under stock
              compensation program (averaged)              18               --

              Shares issued during the
              year times average time
              outstanding during the year                  40               35
                                                     --------         --------

Average basic shares outstanding                       20,244           19,772
                                                     --------         --------

Dilutive shares                                           130              120

                                                     --------         --------
Average diluted shares outstanding                     20,374           19,892
                                                     --------         --------

Basic earnings per share                             $   0.36         $   0.41
                                                     ========         ========


Diluted earnings per share                           $   0.36         $   0.41
                                                     ========         ========


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